UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-35882 (Commission File Number)
Delaware (State or other jurisdiction of incorporation)	43-2099257 (IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     Director Appointment.
On February 13, 2017, the Board of Directors (the “Board”) of Blackhawk Network Holdings, Inc. (the “Company”) appointed Thomas Barnds as a Class II director and a member to the Audit Committee. The Board believes that Mr. Barnds’ industry background, including his extensive experience as a senior executive and a director of various companies and his financial experience and current knowledge of financing trends, position him to make an effective contribution to the Board and Audit Committee.
Tom Barnds, 48, has been an entrepreneur and executive for more than twenty years. He is currently a Managing Partner of and founding partner at Accel-KKR, a private equity firm, where he has been employed since 2000.  Prior to joining Accel-KKR, Mr. Barnds served as a Managing Director of Nassau Capital, L.L.C., a private equity firm where he led growth equity investments as well as buyouts and recapitalizations in technology, energy, telecommunications, energy, media, and healthcare for four years. From 1992 to 1994, he worked in various roles in finance and marketing at McGaw, Inc., a pharmaceutical and medical device company.  From 1990 to 1992, he was a member of the Investment Banking Division of Alex Brown & Sons, an investment bank, where he worked with emerging growth and technology companies. In addition, Mr. Barnds currently serves and has served on the boards of various private technology companies.
Mr. Barnds will be entitled to receive annual cash and equity compensation under the Company’s Non-Employee Director Compensation Program, subject to his continued service on the Board. The current effective Non-Employee Director Compensation Program Compensation Committee is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference. Pursuant to such program, Mr. Barnds will receive (i) a $60,000 annual retainer pro-rated based on the actual number of days serving as a director, payable in quarterly installments, (ii) a $10,000 annual retainer as a member of the Audit Committee pro-rated based on the actual number of days serving as a member of the Audit Committee, payable in quarterly installments, and (iii) a $140,000 annual restricted stock unit award, the first of which will be granted on the date of the 2017 annual meeting of stockholders. Mr. Barnds has entered into an indemnification agreement with the Company on the same form of indemnification agreement applicable to the Company’s other executive officers and directors, a copy of which is filed as Exhibit 10.28 to the Company’s registration statement on Form S-1 dated March 18, 2013 and incorporated herein by reference.
(e)     Performance Share Awards.
On February 13, 2017, the Compensation Committee approved the grant of awards of performance shares (the “Performance Shares”) to the Company’s named executive officers under the Company’s 2013 Equity Incentive Award Plan. Pursuant to the Performance Share awards, each executive is eligible to earn, vest in, and receive a number of shares of the Company’s common stock ranging from 0%-200% of the target number of Performance Shares granted and set forth in the table below (for each executive, the “Target Performance Shares”), based on the attainment of the Company’s adjusted operating revenues, further adjusted growth and adjusted earnings per share growth at certain levels (each, a “Performance Metric”) during three separate performance periods: the first consisting of the Company’s 2017 fiscal year running from January 1, 2017 through December 30, 2017 (the “2017 Performance Period”), the second consisting of the Company’s 2018 fiscal year running from on December 31, 2017 through December 29, 2018 (the “2018 Performance Period”) and the third consisting of the Company’s 2019 fiscal year running from December 30, 2018 through December 28, 2019 (the “2019 Performance Period,” and together with the 2017 Performance Period and 2018 Performance Period, the “Performance Periods”), as measured against the Company’s adjusted operating revenue and adjusted earnings per share for the immediately previous fiscal year. The Target Performance Shares granted to each executive are as follows and are allocated 33 1/3% to each of the three Performance Periods:

Executive	Target Performance Shares Granted
Talbott Roche	48,700
William Tauscher	23,700
Jerry Ulrich	13,550
David Tate	14,400

Performance Shares will become earned and eligible to vest based on achievement relative to the minimum, target and maximum goals, respectively, for each Performance Metric during each of the Performance Periods. The maximum number of Performance Shares that may be earned and thus eligible to vest is 200% of the Target Performance Shares, which represents achievement of the maximum goal for each Performance Metric during each Performance Period. The threshold number of Performance Shares that may be earned and thus eligible to vest for any Performance Period is 50% of the Target Performance Shares allocated to that Performance Period (i.e., 16 2/3% of the total Target Performance Shares), which represents achievement of the minimum goal for both Performance Metrics during one Performance Period. If the target goals for each Performance Metric are achieved during each of the Performance Periods, 100% of the Target Performance Shares will be earned and thus eligible to vest. If the Company does not achieve the minimum goal for both Performance Metrics during a Performance Period, then all of the Performance Shares eligible to vest during such Performance Period will be forfeited. Performance Shares (if any) earned during each Performance Period in accordance with the Company’s achievement of the Performance Metrics will vest in full on January 2, 2020, subject to the executive’s continued service. Any Performance Shares that remain unvested as of the date on which an executive’s service terminates and any Performance Shares that do not vest as a result of the failure to achieve the applicable performance goals will be forfeited. However, upon a termination (i) without “cause” or for “good reason,” in either case, within 24 months after a “change in control” (as each term is defined the Company’s Executive Change in Control Severance Plan) or (ii) due to death or disability on or after February 13, 2018, any earned Performance Shares will vest and any unearned Performance Shares will vest at the applicable target. In addition, upon a retirement on or after February 13, 2018, any earned Performance Shares will vest and any unearned Performance Shares will remain outstanding and eligible to vest based on the Company’s achievement of the Performance Metrics.
The foregoing description of the Performance Share awards does not purport to be complete and is qualified in its entirety by reference to the Form of 2017 Performance Share Award Agreement for 2013 Equity Incentive Award Plan, a copy of which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.
Cash Bonus Awards. On February 13, 2017, the Compensation Committee approved the eligible participants, award amounts and performance criteria for its 2017 corporate performance bonus program. The Company’s 2017 corporate performance bonus program is structured pursuant to the cash-performance award provisions of the Company’s 2013 Equity Incentive Award Plan. The Company’s named executive officers are eligible to earn, vest in, and receive cash bonuses based on the attainment of an adjusted pre-tax income objective during the Company’s 2017 fiscal year running from January 1, 2017 through December 30, 2017. The target awards amounts for the named executive officers are as follows:

Executive	Target Bonus
Talbott Roche	100% of base salary
William Tauscher	80% of base salary
Jerry Ulrich	80% of base salary
David Tate	80% of base salary
Actual bonus payments under the program may range from 50% to 150% of such target bonus amounts based on achievement of minimum, target and maximum goals during fiscal year 2017 and are subject to the executive’s continued service through the date of payment. Furthermore, bonus amounts are subject to the Compensation Committee’s authority to exercise negative discretion to reduce the amounts payable. If the Company does not achieve the minimum goal of the performance criteria applicable to the executive, then no bonus will be payable to the executive under the 2017 corporate performance bonus program.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibit

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program.
10.2	Form of 2017 Performance Share Award Agreement for 2013 Equity Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2017	BLACKHAWK NETWORK HOLDINGS, INC.

	By:	/s/ Jerry Ulrich
	Name:	Jerry Ulrich
	Title:	Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Non-Employee Director Compensation Program.
10.2	Form of 2017 Performance Share Award Agreement for 2013 Equity Incentive Award Plan.